UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2012

Delek Logistics Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 1, 2012, Delek Logistics Partners, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Delek Logistics GP, LLP (the “General Partner”), Delek US Holdings, Inc. (“Delek”), Delek Marketing & Supply, Inc. and Lion Oil Company (“Lion Oil” and, together with the Partnership, the General Partner, Delek and Delek Marketing & Supply, Inc., the “Partnership Parties”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 8,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $21.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,200,000 Common Units (the “Option Units”) to cover over-allotments, if any, on the same terms. On November 5, 2012, the Underwriters exercised in full their option to purchase the Option Units.

The material terms of the Offering are described in the prospectus, dated November 1, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-182631).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on November 7, 2012. The Partnership received proceeds from the Offering (net of underwriting discounts and after deducting the structuring fee and estimated offering expenses) of approximately $176.2 million. The Partnership will use the net proceeds from the sale of the Common Units to:

•	to fund an approximately $76.5 million cash distribution to Delek;

•	to retire the approximately $63.0 million of outstanding indebtedness under the Partnership’s predecessor’s revolving credit facility;

•	to provide approximately $35.0 million in working capital to replenish certain amounts distributed to Delek, in the form of trade and other accounts receivable, in connection with the closing of the Offering; and

•	for other general partnership purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership, Delek and their respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC and Raymond James & Associates, Inc. are lenders under the revolving credit facility described below. Certain of the underwriters or their affiliates have performed or will perform commercial banking, investment banking and advisory services for the Partnership or its affiliates during the 180-day period prior to, or the 90-day period following, the date of the Prospectus, for which they have received or will receive customary fees and reimbursement of expenses.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On November 7, 2012, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner, Delek, Lion Oil, Delek Refining, Ltd. (“Delek Refining”), Paline Pipeline Company, LLC (“Paline”), SALA Gathering Systems, LLC (“SALA”), Magnolia Pipeline Company, LLC (“Magnolia”), El Dorado Pipeline Company, LLC (“El Dorado”), Delek Crude Logistics, LLC (“Delek Crude Logistics”), Delek Marketing-Big Sandy, LLC (“Delek Big Sandy”) and Delek Logistics Operating, LLC (the “Delek Operating”).

Pursuant to the Omnibus Agreement, Delek agreed to provide the Partnership with a license to use the name “Delek” and related marks in connection with the Partnership’s business. The Omnibus Agreement also provides for certain indemnification and reimbursement obligations between Delek and the Partnership.

As more fully described in the Prospectus, the Omnibus Agreement addresses the following matters:

•	the Partnership’s obligation to pay Delek an administrative fee, initially in the amount of $2.7 million per year, for the provision by Delek of centralized corporate services (which fee is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the Partnership Agreement (as defined below));

•	the Partnership’s obligation to reimburse Delek and its affiliates for all other direct or allocated costs and expenses incurred by Delek on the Partnership’s behalf;

•	Delek’s and its subsidiaries’ agreement not to compete with the Partnership under certain circumstances;

•	the Partnership’s right of first offer to acquire certain of Delek’s logistics assets, including certain logistics assets that Delek may construct or acquire in the future;

•	Delek’s right of first refusal to purchase the Partnership’s assets that serve Delek’s refineries and the Partnership’s Paline Pipeline System and to enter into an agreement with respect to all or a portion of the capacity of the Paline Pipeline System’s 185-mile, 10-inch crude oil pipeline running between Longview and Nederland, Texas following the termination of the Partnership’s current contract with a third-party customer;

•	Delek’s obligation to indemnify the Partnership for certain environmental and other liabilities and the Partnership’s obligation to indemnify Delek for liabilities associated with the operation of the Partnership’s assets after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent Delek is not required to indemnify the Partnership for such liabilities; and

•	Delek’s obligation to indemnify or reimburse the Partnership for certain maintenance, capital and other expenditures related to the Partnership’s initial assets for a period of five years after the closing of the Offering.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Operation and Management Services Agreement

On November 7, 2012, in connection with the closing of the Offering, the General Partner entered into an operation and management services agreement (the “Services Agreement”) with Delek Logistics Services Company, a wholly owned subsidiary of Delek (the “Services Company”), pursuant to which the General Partner will use the employees of the Services Company to provide the Partnership’s pipelines, storage and terminalling facilities and related assets with certain operational and management services, including operating and maintaining flow and pressure control, maintaining and repairing the Partnership’s pipelines, storage and terminalling facilities and related assets, conducting routine operational activities, and managing transportation and logistics, contract administration, crude oil and refined product measurement, database mapping, rights-of-way, materials, engineering support and such other services as the General Partner and the Services Company may mutually agree upon from time to time. The Partnership and/or the General Partner will reimburse the Services Company for its costs incurred in providing such services under the operation and management services agreement.

Under the Services Agreement, the Services Company will indemnify the Partnership and the General Partner with respect to claims, losses or liabilities incurred by the Partnership and the General Partner, including third party claims, arising from the Services Company’s performance of the Services Agreement to the extent caused by the Services Company’s gross negligence or willful misconduct. The General Partner will indemnify the Services Company from any claims, losses or liabilities incurred by the Services Company, including any third-party claims, arising from the Services Company’s performance of the Services Agreement except to the extent of losses or liabilities caused by the Services Company’s gross negligence or willful misconduct.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.

Revolving Credit Agreement

On November 7, 2012, in connection with the Offering, the Partnership entered into a $175.0 million senior credit facility with Fifth Third Bank, as administrative agent, and a syndicate of lenders, which will mature on the fifth anniversary of the closing date of the Offering. The Partnership and each of its existing subsidiaries are borrowers under the credit facility. The credit facility includes a $50.0 million sublimit for letters of credit and a $7.0 million sublimit for swing line loans.

The credit facility will be generally available to refinance existing indebtedness, fund working capital, finance acquisitions and other capital expenditures, fund certain future distributions and for other general partnership purposes. The credit facility has an accordion feature that will allow the Partnership to increase the available revolving borrowings under the facility by up to $50.0 million, for up to an aggregate of $225.0 million, subject to the Partnership’s receipt of increased commitments from existing lenders or new commitments from new lenders and the satisfaction of certain other conditions.

The Partnership’s obligations under the credit facility are secured by a first priority lien on substantially all of the tangible and intangible assets of the Partnership and its subsidiaries. Obligations under the Partnership’s credit facility will be guaranteed by each borrower under the credit facility and by the Partnership’s future direct or indirect subsidiaries. An affiliate of the Partnership will provide a limited guaranty of at least $90.0 million of the Partnership’s obligations under the credit facility.

The credit facility contains various covenants and restrictive provisions customary for credit facilities of this nature and also requires maintenance of consolidated EBITDA (as defined in the facility) to cash interest expense, tested quarterly, for the four fiscal quarters then ended of greater than 2.00 to 1.00 and a ratio of total funded debt to consolidated EBITDA, tested quarterly, for the four fiscal quarters then ended of not greater than 3.50 to 1.00. The credit facility also requires the Partnership to maintain interest rate hedging arrangements, reasonably acceptable to the administrative agent, with respect to at least 50% of the revolving loans funded at closing, which hedging arrangements must be in place for at least a three-year period beginning no later than 120 days after the closing date.

Borrowings under the credit facility (other than swing line loans) will bear interest at either a base rate, plus an applicable margin, or a LIBOR rate, plus an applicable margin. The applicable margin varies based upon the ratio of total funded debt as of the date of determination to EBITDA as of the last day of the period of the four quarters most recently ended.

The credit agreement contains events of default customary for credit facilities of this nature, including, but not limited to, the failure to pay any principal, interest or fees when due, failure to satisfy any covenant, untrue representations or warranties, impairment of liens, events of default under any other loan document under the new credit facility, default under any other material debt agreements, insolvency, certain bankruptcy proceedings, change of control (which will occur if, among other things, Delek ceases to own and control legally and beneficially at least 51% of the equity interests of the General Partner, Delek Logistics GP, LLC ceases to be the General Partner or the Partnership fails to own and control legally and beneficially at least 100% of the equity interests of any other borrower under the credit agreement, unless otherwise permitted thereunder) and material litigation resulting in a final judgment against any borrower or subsidiary guarantor. Upon the occurrence and during the continuation of an event of default under the credit agreement, the lenders may, among other things, accelerate and declare the outstanding loans to be immediately due and payable and exercise remedies against the Partnership, its subsidiaries and the collateral as may be available to the lenders under the credit agreement and other loan documents.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

In connection with the Offering, the Board of Directors of the General Partner adopted the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the “Plan”) for officers, directors and employees of the General Partner and those of its affiliates. The Plan consists of unit options, restricted units, phantom units, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The Plan limits the number of Common Units that may be delivered pursuant to awards under the plan to 612,207 units. The Plan will be administered by the Board of Directors of the General Partner or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, affiliates of Delek own the General Partner, 2,799,258 Common Units and 11,999,258 subordinated units (the “Subordinated Units”), representing a 60.4% limited partner interest in the Partnership after taking into account the purchase of the Option Units by the Underwriters. In addition, the General Partner owns a 2.0% general partner interest in the Partnership, represented by 489,766 general partner units (the “General Partner Units”).

East Texas Marketing Agreement

On November 7, 2012, in connection with the Offering, the Partnership entered into a marketing agreement (“Marketing Agreement”) with Delek Refining to market 100% of the output of Delek’s Tyler refinery, other than jet fuel and petroleum coke. Under the Marketing Agreement, Delek Refining is obligated to make available at the Tyler refinery and the Big Sandy terminal an aggregate amount of refined products of at least 50,000 barrels per day (“bpd”), calculated on a quarterly average basis. For these marketing services, the Partnership will charge Delek Refining a base fee of $0.5964 per barrel of products it sells. In addition, Delek Refining has agreed to pay the Partnership 50% of the margin above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will not be less than $175,000 nor greater than $500,000 per quarter. The base fee will be subject to increase or decrease on July 1 of each year, beginning on July 1, 2013, by the amount of the change in the consumer price index; provided, however, that the base fee will not be adjusted below the initial amount.

If Delek Refining fails to make available a volume of refined products equal to or exceeding the minimum volume commitment during any calendar quarter, Delek Refining will be required to pay the Partnership a quarterly shortfall payment equal to the volume of the shortfall multiplied by the base fee. Carry-over of any volumes in excess of the minimum volume commitment to any subsequent quarter is not permitted. The Marketing Agreement has an initial term of 10 years and will automatically extend for one-year periods unless either party gives notice of termination at least 10 months prior to the end of the then-current term.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Marketing Agreement, which is filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Pipelines and Tankage Agreement (East Texas Crude Logistics)

On November 7, 2012, in connection with the Offering, the Partnership entered into a pipeline and tankage agreement (“Pipelines and Tankage Agreement”) with Delek Refining to provide crude oil transportation and storage services for Delek’s Tyler Refinery. Under the Pipelines and Tankage Agreement, Delek Refining is obligated to throughput 35,000 bpd of crude oil per quarter on the Partnership’s East Texas Crude Logistics system for a transportation fee of $0.40 per barrel. In addition, the Partnership will charge Delek Refining an additional fee of $0.20 per barrel for any volume in excess of 50,000 bpd, calculated on a quarterly average basis. The Partnership will also charge Delek Refining a storage fee of $250,000 per month for use of crude oil storage tanks along the East Texas Crude Logistics system. The throughput fees and the storage fee are subject to increase or decrease on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index; provided, however, that the fees will not be adjusted below the initial amount.

The Pipeline and Tankage Agreement permits the Partnership to provide transportation and storage services to third parties. However, the provision of such services will not be permitted unless such services are not reasonably likely to negatively affect Delek Refining’s ability to use the pipelines and tanks in the Partnership’s East Texas Crude Logistics system in accordance with the Pipeline and Tankage Agreement. Prior to entering into an agreement with a third party, the Partnership will be required to obtain Delek Refining’s written consent, not to be unreasonably withheld. If the Partnership enters into a storage agreement with a third party, the storage fee payable by Delek Refining will be reduced by $0.4167 per barrel of storage capacity made available to the third party that reduces the storage capacity available to Delek Refining below 600,000 barrels.

The Pipeline and Tankage Agreement will have an initial term of five years and may be extended, at Delek Refining’s option, for up to two additional five-year terms. If Delek Refining does not exercise its renewal option, the Partnership will have the right to enter into new agreements with third parties that would commence upon the expiration of the Pipeline and Tankage Agreement. However, until the Pipeline and Tankage Agreement is terminated, Delek Refining will have the right to enter into a new agreement with the Partnership on commercial terms that substantially match the terms upon which the Partnership proposes to enter into any such agreements with third parties.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Pipelines and Tankage Agreement, which is filed as Exhibit 10.7 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Terminalling Services Agreement (Big Sandy Terminal)

On November 7, 2012, in connection with the Offering, the Partnership entered into a terminalling services agreement (the “Big Sandy Terminalling Agreement”) with Delek Refining under which the Partnership will provide Delek Refining with exclusive use of the Partnership’s Big Sandy terminal. Delek Refining is obligated to throughput aggregate volumes of refined products of at least 5,000 bpd, calculated on a quarterly average basis, for a terminalling service fee of $0.50 per barrel and to pay $50,000 a month for storage fees. The Partnership also will perform such additional ancillary services as are requested by Delek Refining for the rates set forth in the Big Sandy Terminalling Agreement or as the parties otherwise agree. All fees under the Big Sandy Terminalling Agreement are subject to increase or decrease on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index; provided, however, that the fees will not be adjusted below the initial amount.

Although the Partnership has completed the capital improvements necessary to resume operations at the Big Sandy terminal, which has been idle since 2008, the Partnership will be unable to operate the terminal until a third party pipeline returns to service. Delek is in discussions with the owner of the pipeline regarding the necessary repairs, and although Delek does not control the repairs and the Partnership cannot assure you they will be completed, the Partnership expects the repairs to be completed by the end of 2012. Delek Refining has agreed to pay the minimum required terminalling services fees and the storage fees effective as of the completion of the Offering.

The agreement will have an initial term of five years from the commencement date and may be extended at Delek Refining’s option for up to two additional five-year terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Big Sandy Terminalling Agreement, which is filed as Exhibit 10.8 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Pipelines and Storage Facilities Agreement (Lion Pipeline System)

On November 7, 2012, in connection with the Offering, the Partnership entered into a pipeline and storage facilities agreement (“Pipeline and Storage Facilities Agreement”) with Lion Oil to provide transportation and storage services to the El Dorado refinery. Under the Pipeline and Storage Facilities Agreement, Lion Oil will be obligated to throughput aggregate volumes on the pipelines of the Partnership’s Lion Pipeline System and its SALA Gathering System as follows:

•

Lion Pipeline System. The minimum throughput commitment will be an aggregate of 46,000 bpd (on a quarterly average basis) of crude oil shipped on the El Dorado, Magnolia and rail connection pipelines, other than crude oil volumes gathered on the Partnership’s SALA Gathering System, at a tariff rate of $0.85 per barrel. For the El Dorado refined product pipelines, the minimum throughput commitment will be an aggregate of 40,000 bpd (on a quarterly average basis) of diesel or gasoline shipped on these pipelines at a tariff rate of $0.10 per barrel.

•

SALA Gathering System. The minimum throughput commitment will be an aggregate of 14,000 bpd (on a quarterly average basis) of crude oil transported on the SALA Gathering System at a tariff rate of $2.25 per barrel. Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on the Partnership’s Lion Pipeline System to the El Dorado refinery.

The tariff rates described above will be adjusted on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index. In the event that such adjustment results in a tariff rate below the initial tariff rate in effect at the closing of this offering, Delek has agreed to support any change to the tariff rate to increase the tariff rate to the initial tariff rate in effect at the closing of this offering. The tariff rates described above also presume that the relevant tariffs are filed with the FERC, and that such tariffs are not challenged or subsequently altered by FERC order.

The Pipeline and Storage Facilities Agreement will have an initial term of five years and may be extended, at Lion Oil’s option, for up to two additional five-year terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Pipeline and Storage Facilities Agreement, which is filed as Exhibit 10.9 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Terminalling Services Agreement (Memphis Terminal)

On November 7, 2012, in connection with the Offering, the Partnership entered into a terminalling services agreement (the “Memphis Terminalling Agreement”) with Lion Oil under which the Partnership will provide Lion Oil the exclusive use of the Partnership’s Memphis terminal. Lion Oil is obligated to throughput aggregate volumes of refined products of at least 10,000 bpd, calculated on a quarterly average basis, for a terminalling service fee of $0.50 per barrel. The Partnership also will perform such additional ancillary services as are requested by Lion Oil for the rates set forth in the Memphis Terminalling Agreement or as the parties otherwise agree. All fees under the Memphis Terminalling Agreement are subject to increase or decrease on July 1 of each year, beginning on July 1, 2013, by the amount of any change in the FERC oil pipeline index.

The Memphis Terminalling Agreement will have an initial term of five years which may be extended at Lion Oil’s option for up to two additional five-year terms.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Memphis Terminalling Agreement, which is filed as Exhibit 10.10 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution, Conveyance and Assumption Agreement

On November 7, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, Delek Operating, Delek Crude Logistics, Delek, Delek Marketing & Supply, LLC (“Delek Marketing”), Delek Marketing & Supply, LP (“Marketing LP”), Lion Oil and the Services Company (the “Contribution Agreement”):

•	Delek Crude Logistics and Delek Marketing LP transferred all right, title and interest in and to their accounts receivable (the “Accounts Receivable”) to Delek Marketing;

•	The General Partner contributed its 100% membership interest in Paline to the Partnership in exchange for (1) 489,766 General Partner units representing a continuation of its 2.0% general partner interest in the Partnership, (2) all of the incentive distribution rights of the Partnership and (3) the right to receive a distribution;

•	Lion Oil contributed the Memphis terminal and the Nashville terminal and 100% of its interests in each of SALA, El Dorado and Magnolia to the Partnership in exchange for (1) 11,999,258 subordinated units representing an aggregate 49% limited partner interest in the Partnership and (2) 612,207 Common Units representing an aggregate 2.5% limited partner interest in the Partnership.

•	Delek Marketing contributed 100% of its interest in each of Marketing LP and Delek Marketing & Supply GP, LLC, a Delaware limited liability company (“Marketing GP”), to the Partnership in exchange for (1) 2,187,051 Common Units representing an aggregate 8.9% limited partner interest in the Partnership; (2) the right to receive the Borrowed Funds Distribution (as defined below); (3) the right to receive the Marketing Distribution (as defined below) and (4) the right to receive the Deferred Issuance and Distribution (as defined in the Partnership Agreement (as defined below)). The Partnership received its 100% interest in each of Marketing LP and Marketing GP subject to (i) the working capital accounts payable of Marketing LP and Marketing GP of $22.3 million (the “Working Capital Borrowings”) and (ii) indebtedness of $63.0 million under the Partnership’s predecessor’s revolving credit facility (the “Existing Credit Agreement Debt”).

•	The Partnership issued 9,200,000 Common Units representing an aggregate 37.6% limited partner interest in the Partnership to the public in exchange for the contribution by the public, through the Underwriters, to the Partnership of gross proceeds of $193.2 million.

•	The Partnership contributed the Memphis terminal and the Nashville terminal and 100% interests in each of SALA, El Dorado, Magnolia, Paline, Marketing LP and Marketing GP to Delek Operating.

•	The Partnership borrowed $90.0 million pursuant to the credit facility described under “Revolving Credit Agreement” above (the “Borrowed Funds”), and Delek Marketing & Supply LLC (“Marketing LLC”) guaranteed such borrowings.

•	The Partnership distributed the Borrowed Funds to Marketing LLC (the “Borrowed Funds Distribution”), and Marketing LLC loaned the Borrowed Funds and a portion of the Marketing Distribution and the distribution received in the Deferred Issuance and Distribution to Delek and Marketing LLC guaranteed the Borrowed Funds and certain other obligations of the Partnership under the revolving credit facility and agreed to pledge any payment with respect to or proceeds from the sale of the note delivered by Delek evidencing the obligation in a cash collateralized account to secure its guarantee.

•	The Partnership used the proceeds from the Offering to (1) pay transaction expenses, estimated to be approximately $3.5 million (excluding the underwriting discounts and a structuring fee); (2) pay the underwriting discounts; (3) pay the structuring fee to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.; (4) distribute $50.0 million to the General Partner (the “General Partner Distribution”) and approximately $26.5 million to Marketing LLC (the “Marketing Distribution”); (5) retire the Existing Credit Agreement Debt; and (6) replace the working capital lost in the distribution of Accounts Receivable to Delek Marketing.

•	Delek contributed to Services Company, its 100% membership interest in the General Partner.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities to the General Partner, Lion Oil and Delek Marketing on November 7, 2012 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit and then will participate pro rata with the other Common Units in distributions of available cash at the end of the subordination period. The subordination period will end on the first business day after the Partnership has earned and paid at least (i) $1.50 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit, Subordinated Unit and general partner unit, for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2015, or (ii) $2.25 (150% of the annualized minimum quarterly distribution) on each outstanding Common Unit, Subordinated Unit and general partner unit, in addition to any distribution made in respect of the incentive distribution rights, for any four-consecutive-quarter period ending on or after December 31, 2013, in each case provided that (a) the conflicts committee, or the board of directors of the General Partner based on the recommendation of our conflicts committee, reasonably expects to satisfy the tests set forth above for the succeeding four-quarter period without treating as earned any shortfall payments under the commercial agreements with Delek described above and (b) there are no arrearages on the Common Units at that time. In addition, the subordination period will end upon the removal of the General Partner other than for cause if the units held by the General Partner and its affiliates are not voted in favor of such removal.

The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions— Subordination Period” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Long-Term Incentive Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP

On November 7, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

First Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC

On November 7, 2012, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of the sole member and management by the board of directors of the Partnership’s business. On November 7, 2012, following the completion of the Offering, the LLC Agreement was further amended (the “LLC Agreement Amendment”) in connection with the transfer of the membership interest in the General Partner from Delek to the Services Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement and the LLC Agreement Amendment, which are filed as Exhibit 3.2 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated as of November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek US Holding, Inc., Lion Oil Company and Delek Marketing & Supply, Inc. and the Underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated November 7, 2012.

3.2	First Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, dated November 7, 2012.

3.3	Amendment to First Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, dated November 7, 2012.

10.1	Omnibus Agreement, dated November 7, 2012, by and among Delek US Holdings, Inc., Delek Refining, Ltd., Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC.

10.2	Operation and Management Services Agreement, dated November 7, 2012, by and among Delek Logistics Services Company, Delek Logistics Partners, LP and Delek Logistics GP, LLC.

10.3	Revolving Credit Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics Operating, LLC, Delek Marketing GP, LLC, Delek Marketing & Supply, LP, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, SALA Gathering Systems, LLC, and Paline Pipeline Company, LLC and Fifth Third Bank, as administrative agent, and the other lenders party thereto.

10.4	Contribution, Conveyance and Assumption Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek Logistics Operating, LLC, Delek Crude Logistics, LLC, Delek US Holdings, Inc., Delek Marketing & Supply, LLC, Delek Marking and Supply, LP, Lion Oil Company and Delek Logistics Services Company.

10.5	Delek Logistics GP, LLC 2012 Long-Term Incentive Plan, dated November 7, 2012.

10.6**	Marketing Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP.

10.7	Pipelines and Tankage Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Crude Logistics, LLC.

10.8	Terminalling Services Agreement (Big Sandy Terminal), dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Marketing-Big Sandy, LLC.

10.9	Pipelines and Storage Facilities Agreement, dated November 7, 2012, by and among Lion Oil Company, Delek Logistics Partners, LP, SALA Gathering Systems, LLC, El Dorado Pipeline Company, LLC, Magnolia Pipeline Company, LLC and J. Aron & Company.

10.10	Terminalling Services Agreement (Memphis Terminal), dated November 7, 2012, by and between Lion Oil Company, Delek Logistics Operating, LLC and J. Aron & Company.

**	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delek Logistics Partners, LP

	By:	Delek Logistics GP, LLC,
its general partner

Date: November 7, 2012	By:	/s/ Mark B. Cox
Name: Mark B. Cox
Title: Executive Vice President/Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement, dated as of November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek US Holding, Inc., Lion Oil Company and Delek Marketing & Supply, Inc. and the Underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated November 7, 2012.

3.2	First Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, dated November 7, 2012.

3.3	Amendment to First Amended and Restated Limited Liability Company Agreement of Delek Logistics GP, LLC, dated November 7, 2012.

10.1	Omnibus Agreement, dated November 7, 2012, by and among Delek US Holdings, Inc., Delek Refining, Ltd., Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC.

10.2	Operation and Management Services Agreement, dated November 7, 2012, by and among Delek Logistics Services Company, Delek Logistics Partners, LP and Delek Logistics GP, LLC.

10.3	Revolving Credit Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics Operating, LLC, Delek Marketing GP, LLC, Delek Marketing & Supply, LP, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, SALA Gathering Systems, LLC, and Paline Pipeline Company, LLC and Fifth Third Bank, as administrative agent, and the other lenders party thereto.

10.4	Contribution, Conveyance and Assumption Agreement, dated November 7, 2012, by and among Delek Logistics Partners, LP, Delek Logistics GP, LLC, Delek Logistics Operating, LLC, Delek Crude Logistics, LLC, Delek US Holdings, Inc., Delek Marketing & Supply, LLC, Delek Marking and Supply, LP, Lion Oil Company and Delek Logistics Services Company.

10.5	Delek Logistics GP, LLC 2012 Long-Term Incentive Plan, dated November 7, 2012.

10.6**	Marketing Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP.

10.7	Pipelines and Tankage Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Crude Logistics, LLC.

10.8	Terminalling Services Agreement (Big Sandy Terminal), dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Marketing-Big Sandy, LLC.

10.9	Pipelines and Storage Facilities Agreement, dated November 7, 2012, by and among Lion Oil Company, Delek Logistics Partners, LP, SALA Gathering Systems, LLC, El Dorado Pipeline Company, LLC, Magnolia Pipeline Company, LLC and J. Aron & Company.

10.10	Terminalling Services Agreement (Memphis Terminal), dated November 7, 2012, by and between Lion Oil Company, Delek Logistics Operating, LLC and J. Aron & Company.

**	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.